UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 24, 2013

Otelco Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

On March 24, 2013, Otelco Inc. (the “Company”) and each of its direct and indirect subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for reorganization (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in order to effectuate the Debtors’ prepackaged chapter 11 plan of reorganization. The Chapter 11 Cases are being jointly administered under the caption “In re Otelco Inc., et al.,” Case No. 13-10593. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information included in Item 1.03 above is incorporated herein by reference. The filing of the Chapter 11 Cases on March 24, 2013 constituted an event of default and triggered the automatic and immediate acceleration of debt outstanding under the terms of certain instruments and agreements relating to financial obligations of the Debtors (the “Accelerated Financial Obligations”). The material Accelerated Financial Obligations include:

•	Approximately $162.0 million of secured term loan obligations under that certain Second Amended and Restated Credit Agreement, dated as of October 20, 2008, by and among the Company, as borrower, the other credit parties signatory thereto, as credit parties, the lenders signatory thereto from time to time, as lenders, General Electric Capital Corporation, as administrative agent, agent and lender, GE Capital Markets, Inc., as lead arranger and sole bookrunner, and CoBank, ACB, as co-lead arranger and lender, which became immediately due and payable upon the filing of the Chapter 11 Cases; and

•	Approximately $107.7 million aggregate principal amount of the Company’s 13% Senior Subordinated Notes due 2019 that were issued under that certain Indenture, dated as of December 21, 2004, as supplemented on July 3, 2006, July 5, 2007, October 31, 2008, June 8, 2010, October 1, 2011 and October 14, 2011, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee, the principal, premium, if any, and interest on which became immediately due and payable upon the filing of the Chapter 11 Cases.

The Debtors believe that any efforts to enforce the payment obligations under the Accelerated Financial Obligations are stayed under the Bankruptcy Code as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court.

Item 8.01.	Other Events.

On March 25, 2013, the Company issued a press release announcing the Debtors’ filing of the Chapter 11 Cases. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

1

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company, dated as of March 25, 2013
2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: March 25, 2013
	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer
3